SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2026

Stewards, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-43473	88-0436017
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4300 N. University Drive Suite D-105 Lauderhill, Florida	33351
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 1.516.419-5300

Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	SWRD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      [ ]

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Item 1.02 Termination of a Material Definitive Agreement

As previously disclosed, on June 5, 2026, Stewards Real Estate, LLC ("Stewards Real Estate"), a wholly owned subsidiary of Stewards, Inc. (the "Company"), entered into a Purchase and Sale Agreement (the "Purchase Agreement") with John E. Swenson Co., Inc. ("Swenson") to acquire the real property and related tangible assets known as The Hawthorne located at 196 Shore Road, Chatham, Massachusetts (the "Property") for a purchase price of $20,000,000 in cash, subject to customary prorations and adjustments. The Purchase Agreement required a $1,000,000 earnest-money deposit (the "Deposit") and originally provided for a closing on July 1, 2026, with time of the essence.

As previously disclosed in the Company’s Current Report on Form 8-K filed on August 25, 2026, a dispute subsequently arose concerning the Purchase Agreement and entitlement to the Deposit. That dispute became the subject of Stewards Real Estate, LLC v. John E. Swenson Co., Inc., Civil Action No. 2672CV00329, pending in the Superior Court for Barnstable County, Massachusetts (the "Action").

On September 17, 2026, Stewards Real Estate and Swenson entered into a confidential settlement agreement (the "Settlement Agreement"). Under the Settlement Agreement, the parties agreed to terminate all obligations under the Purchase Agreement concerning the purchase and sale of the Property. The escrow agent will distribute the Deposit by paying $100,000 to Swenson and returning $900,000 to Stewards Real Estate. Within three business days after each party receives its respective settlement amount, Swenson must file the parties' executed stipulation dismissing the Action with prejudice. The parties' mutual general releases will become effective only after the escrow agent distributes the settlement amounts. Each party is responsible for its own attorneys' fees and costs incurred to date. Neither party admits liability or wrongdoing.

The $100,000 distribution to Swenson is the settlement payment arising from the termination. The Settlement Agreement does not state a separate early termination penalty. The Company will not acquire the Property under the Purchase Agreement.

Item 8.01 Other Events

The Settlement Agreement is confidential. The Company is disclosing the material terms required by the Exchange Act and is not filing the Settlement Agreement as an exhibit to this Current Report on Form 8-K.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including statements regarding the expected distribution of the Deposit and the expected dismissal of the Action. Actual results could differ materially from those expressed or implied. The Company undertakes no obligation to update any forward-looking statement except as required by applicable law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stewards, Inc.

/s/ Katuischia Murless

Katuischia Murless
Chief Financial Officer

Date September 21, 2026

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